                                  EXHIBIT 23.2

                        Consent of Deloitte & Touche LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-63894, 333-52036 and 333-35612 on Forms S-8 of BarPoint.com, Inc. of our
report dated March 19, 2002, appearing in this Annual Report on Form 10-KSB of BarPoint.com, Inc. for the year ended December 31, 2001, the quarter ended December 31, 2000 and the year ended September 30, 2000.

DELOITTE & TOUCHE LLP

Miami, Florida
April 1, 2001